UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2006, Sipex Corporation ("Sipex") entered into Amendment No. 5 ("Amendment No. 5") to the Loan and Security Agreement with Silicon Valley Bank dated July 21, 2005 (as amended by Amendment No. 1 dated October 7, 2005, Amendment No. 2 dated November 10, 2005, Amendment No. 3 dated January 19, 2006 and Amendment No. 4 dated May 18, 2006). Amendment No. 5 modifies the Loan and Security Agreement to: (1) extend the maturity date from July 20, 2006 to September 30, 2006, (2) delete entirely the Tangible Net Worth covenant contained in Section 6.7(b) and waive Sipex’s non-compliance with such covenant for the periods ended April 1, 2006 and July 1, 2006 and (3) lower the interest rate to the prime rate from the prime rate plus 2%.

The foregoing does not purport to be a complete description of Amendment No. 5 and is qualified in its entirety by reference to the actual Amendment No. 5, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment No.5 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated August 1, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

August 7, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No.5 to Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated August 1, 2006